Exhibit 10.1

SHARE REPURCHASE AGREEMENT

THIS SHARE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 12th day of November, 2013, by and between Fuji Heavy Industries Ltd., a Japanese corporation (the “Seller”), and Polaris Industries Inc., a Minnesota corporation (the “Purchaser”).

RECITALS

WHEREAS, the Seller desires to sell all of shares beneficially owned by the Seller of common stock, par value $0.01 per share, of the Purchaser (“Common Shares”) to the Purchaser and the Purchaser desires to purchase Common Shares from the Seller, on the terms and conditions set forth in this Agreement (the “Repurchase Transaction”) and the board of directors of the Seller has approved the Repurchase Transaction.

WHEREAS, after due consideration the board of directors of the Purchaser has approved the Repurchase Transaction and the related transactions that may be required in connection with the Repurchase Transaction.

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
SALE AND PURCHASE OF COMMON SHARES

Section 1.1 Purchase. Subject to the terms and conditions of this Agreement, on the date hereof, the Seller hereby sells, assigns, transfers, conveys and delivers to the Purchaser, and the Purchaser hereby purchases, acquires and accepts from the Seller, 3,960,000 Common Shares (the “Shares”). The total purchase price for the Shares shall be Four Hundred Ninety Seven Million, Four Hundred Seventy Three Thousand, Nine Hundred Fifty Five U.S. Dollars (U.S.$497,473,955) (the “Purchase Price”).

Section 1.2 Closing. The closing of the Repurchase Transaction (the “Closing”) shall occur on the date hereof (U.S. Central Standard Time) and shall take place at the offices of Kaplan, Strangis and Kaplan, P.A. at 5500 Wells Fargo Center, Minneapolis, MN 55402.  At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser all of the Seller’ right, title and interest in and to the Shares and the Purchaser shall pay to the Seller the Purchase Price in accordance with the instructions set forth in Schedule A.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby makes the following representations and warranties to the Purchaser, each of which is true and correct on the date hereof and shall survive the closing of the Repurchase Transaction.

Section 2.1 Existence and Power.

(a)   Seller has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Repurchase Transaction.

(b)   The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the Repurchase Transaction (i) do not require the consent, approval, authorization, order, registration or qualification of, or (except for filings pursuant to Regulation 13D under the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), filings under the Japanese Financial Instruments and Exchange Act (the “Japanese FI&E Act”),  and such filings for which the failure to make would not have an adverse effect on the ability of the Seller to consummate the Repurchase Transaction) filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Seller; and (ii) except as would not have an adverse effect on the ability of the Seller to consummate the Repurchase Transaction, do not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, to which the Seller is a party or with the Seller’s organizational documents, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Seller or cause the acceleration or termination of any obligation or right of the Seller or any other party thereto.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity.

Section 2.3 Title to Shares. The Seller has good and valid title to the Shares and beneficially owns the Shares, free and clear of any lien, encumbrance, pledge, charge, security interest, mortgage, title retention agreement, option, equity or other adverse claim, and has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of the Shares or its ownership rights in the Shares, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Shares.

Section 2.4 Acknowledgements of Seller. As a material inducement for the Purchaser to enter into this Agreement and consummate the Repurchase Transaction, the Seller acknowledges:

(a)   The Seller has such knowledge and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of making its investment decision regarding the Repurchase Transaction and of making an informed investment decision, and is consummating the Repurchase Transaction with a full understanding of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks.  The Seller is authorized to sell the Shares in the Repurchase Transaction and upon completion of the Repurchase Transaction the Purchaser will receive good and marketable title to the Shares, free and clear of any encumbrance, lien, claim, charge, security interest, or other interests.

(b)   The Seller has received and carefully reviewed the Annual Report of the Purchaser on Form 10-K for the fiscal year ended December 31, 2012 and all subsequent public filings of the Purchaser with the U.S. Securities and Exchange Commission (the “SEC Filings”), other publicly available information regarding the Purchaser, and such other information that it and its advisers deem necessary to make its decision to enter into the Repurchase Transaction.

(c)   The Seller has made its own decision to consummate the Repurchase Transaction based on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary.  The Seller has made its own decision concerning the Repurchase Transaction without reliance on any representation or warranty of, or advice from, the Purchaser.

(d)   The Seller acknowledges and understands that the Purchaser and its officers, directors and affiliates may possess material nonpublic information not known to the Seller that may impact the value of the Shares (the “Information”), and that the Purchaser is unable to disclose to Seller.  The Seller understands, based on its experience, the disadvantage to which the Seller is subject due to the disparity of information between the Purchaser and the Seller. Notwithstanding this, Seller has deemed it appropriate to engage in the Repurchase Transaction.

(e)   The Seller agrees that the Purchaser and its affiliates, officers, directors, stockholders, employees and agents shall have no liability to the Seller whatsoever due to or in connection with the Purchaser’s use or non-disclosure of the Information in connection with the Repurchase Transaction, and the Seller hereby irrevocably waives any claim that it might have based on the failure of the Purchaser to disclose the Information in connection with the Repurchase Transaction.

(f)   The Seller acknowledges and agrees that, except as set forth in this Agreement, the Purchaser is not making any express or implied warranties in connection with the Repurchase Transaction.  The Seller and/or the Seller’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Purchaser concerning the Shares and the Purchaser and all such questions have been answered to the Seller’s full satisfaction.

(g)   The Seller acknowledges and agrees that the Purchaser is relying on the Seller's representations, warranties, acknowledgements and agreements herein as a condition to proceeding with the Repurchase Transaction. Without such representations, warranties, acknowledgements and agreements, the Purchaser would not engage in the Repurchase Transaction.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby makes the following representations and warranties to the Seller, each of which is true and correct on the date hereof and shall survive the closing of the Repurchase Transaction.

Section 3.1 Existence and Power.

(a)   The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the power, authority and capacity to execute and deliver this Agreement, to perform the Purchaser’s obligations hereunder, and to consummate the Repurchase Transaction.

(b)   The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the Repurchase Transaction (i) does not require the consent, approval, authorization, order, registration or qualification of, or (except for filing of a Current Report on Form 8-K in accordance with the U.S. Exchange Act) filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Purchaser; and (ii) except as would not have an adverse effect on the ability of Purchaser to consummate the Repurchase Transaction, does not and will not constitute or result in a breach, violation or default under, any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, to which Purchaser is a party, with the Purchaser’s articles of incorporation or by-laws, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Purchaser or cause the acceleration or termination of any obligation or right of the Purchaser or any other party thereto.

Section 3.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity.

Section 3.3 Sufficient Funds. The Purchaser has as of the date hereof access to legally available funds sufficient to consummate the Repurchase Transaction.  Immediately after the Closing and giving effect to the Repurchase Transaction, (1) the Purchaser will be able to pay its debts as they become due in the ordinary course of business, (2) the fair market value or fair saleable value of the Purchaser’s assets will exceed the Purchaser’s stated liabilities and identified contingent liabilities, and (3) the Purchaser’s capital will not be unreasonably low for the business in which it is engaged.

Section 3.4 Accuracy of SEC Filings. As of their respective dates, the SEC Filings (a) conformed in all material respects to the requirements of the U.S. Exchange Act and the rules and regulations of the U.S. Securities and Exchange Commission thereunder, and (b) did not contain an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

ARTICLE IV
MISCELLANEOUS PROVISIONS

Section 4.1 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, mailed first class mail (postage prepaid) with return receipt requested, sent by reputable overnight courier service (charges prepaid) or sent by facsimile transmission, to the address and to the attention of the person set forth in this Agreement. Notices will be deemed to have been given hereunder when delivered personally, five business days after deposit in the mail postage prepaid with return receipt requested, two business days after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day or when received by facsimile transmission.

If delivered to the Purchaser, to:

Polaris Industries Inc.
2100 Highway 55
Medina MN 55340
U.S.A.
Attention: General Counsel
Facsimile: +1.763.542.0599

with a copy to:

Kaplan, Strangis and Kaplan, P.A.
5500 Wells Fargo Center
Minneapolis, MN 55402
U.S.A.
Attention: James C. Melville
Facsimile: +1.612.375.1143

If to the Seller, to:

Fuji Heavy Industries Ltd.
1-7-2 Nishi Shinjuku
Shinjuku-ku, Tokyo 160-8316
Japan
Attention: General Manager of Finance & Accounting Department
Facsimile: +81.3.3347.2126

with a copy to:

Latham & Watkins
18th Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong
Attention: Louis A. Rabinowitz
Facsimile: +852.2912.2600

Section 4.2 Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Repurchase Transaction embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.3 Assignment; Binding Agreement. No party hereto shall transfer any of its rights or obligations hereunder to any other party without the prior written consent of the other party hereto; provided, however, that this Agreement and the rights and obligations hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 4.4 Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile or other electronic transmission shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.5 Governing Law and Jurisdiction. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Minnesota, without giving effect to principles of conflicts of laws and any and every legal proceeding arising out of or in connection with this Agreement shall be brought in the appropriate courts in the State of Minnesota, each of the parties hereby consenting to the exclusive jurisdiction of said courts for this purpose. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby.

Section 4.6 No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 4.7 Release. Except in respect of any claim of a breach of this Agreement, (i) the Seller does hereby release the Purchaser, its shareholders, its affiliates and successors, and all of the Purchaser’s directors, officers, employees and agents (collectively, the “Purchaser Parties”), and agree to hold them, and each of them, harmless from any and all claims or causes of action that the Seller may now have or know about, or hereafter may learn about, arising out of or in any way connected with the Repurchase Transaction and the Seller agrees that the Seller will not file any claim, charge, or lawsuit for the purpose of obtaining any monetary awards in connection with the Repurchase Transaction, and (ii) the Purchaser does hereby release the Seller, its shareholders, its affiliates and successors, and all of the Seller’s directors, officers, employees and agents (collectively, the “Seller Parties”), and agree to hold them, and each of them, harmless from any and all claims or causes of action that the Purchaser may now have or know about, or hereafter may learn about, arising out of or in any way connected with the Repurchase Transaction and the Purchaser agrees that the Purchaser will not file any claim, charge, or lawsuit for the purpose of obtaining any monetary awards in connection with the Repurchase Transaction. The parties acknowledge that the foregoing release includes, but is not limited to, any claim arising under any federal, state, or local law, whether statutory or judicial, or ordinance, or any administrative regulation.

Section 4.8 Waiver; Consent. This Agreement and its terms may not be changed, amended, waived, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto.

Section 4.9 No Broker. Except as previously disclosed to each other party, no party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the Repurchase Transaction.

Section 4.10 Confidentiality. Each party hereto agrees not to disclose this Agreement or any information regarding the Repurchase Transaction without the prior written consent of the other party (which consent shall not be unreasonably withheld), except as required by law or any stock exchange on which any of its securities are listed.  If any such disclosure is so consented to or required, each party hereto will cooperate with the other in the preparation and dissemination of such disclosure.  Each party has provided the other party with the press release announcing the Repurchase Transaction which the parties intend to release after the Closing; the Purchaser has provided the Seller with the Current Report on Form 8-K that it intends to file with the U.S. Securities and Exchange Commission after the Closing; and the Seller has provided the Purchaser with any filing it intends to file under the Japanese FI&E Act (such filing, if any, the “FI&E Report”) after the Closing.  Each party hereby consents to the disclosures of the other party in such press release, Current Report on Form 8-K  and FI&E Report, as applicable, and to such further disclosures as are consistent with the information contained in such press release, Current Report on Form 8-K and FI&E Report.

Section 4.11 Further Assurances. Each party hereto hereby agrees to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions consistent with the terms of this Agreement as may be reasonably necessary in order to accomplish the Repurchase Transaction.

Section 4.12 Costs and Expenses. Each party hereto shall each pay their own respective costs and expenses, including, without limitation, any commission or finder’s fee to any broker or finder, incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

Section 4.13 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(Signatures appear on the next page.)

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

THE PURCHASER:

POLARIS INDUSTRIES INC.

By:	/s/ Scott W. Wine
	Name:	Scott W. Wine
	Title:	Chairman and Chief Executive Officer

THE SELLER:

FUJI HEAVY INDUSTRIES LTD.

By:	/s/ Yasuyuki Yoshinaga
	Name:	Yasuyuki Yoshinaga
	Title:	President and CEO

[Signature Page to Share Repurchase Agreement]